VOCALSCAPE NETWORKS, INC.
                 (A WHOLLY OWNED SUBSIDIARY OF VOCALSCAPE, INC.)
                          INTERIM FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2005

                            VOCALSCAPE NETWORKS, INC.
                 (A Wholly-owned Subsidiary of Vocalscape, Inc.)

                          Index to Financial Statements


                                                                     Page(s)
                                                                     -------

   Balance Sheet                                                        1

   Statements of Operations                                             2

   Statements of Cash Flows                                             3

   Notes to Financial Statements                                        4

VOCALSCAPE NETWORKS, INC.
(A Wholly-owned subsidiary of Vocalscape, Inc.)
Balance Sheet
September 30, 2005
(Unaudited)


ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                           $   121,341
Prepaid expenses                                                          3,641

                                                                    -----------
     Total current assets                                               124,982
Property and equipment, net                                              27,932
Development costs                                                         8,869
                                                                    -----------
       Total assets                                                 $   161,783
                                                                    ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Loan payable for software purchase, current portion                 $    54,772
Notes payable - stockholders and affiliates                             142,113
Notes payable                                                           600,000
Accounts payable                                                         52,898
Accrued expenses                                                         48,469
Due to Parent                                                           265,617
                                                                    -----------
     Total current liabilities                                        1,163,869
                                                                    -----------
Loan payable for software purchase, long term  portion                   63,422
                                                                    -----------
     Total liabilities                                                1,227,291
                                                                    -----------

STOCKHOLDERS' DEFICIT:
Common stock - par value $.001; authorized 100,000,000                    1,139
  shares; issued and outstanding 1,138,889 shares
Additional paid in capital                                                 (139)
Accumulated deficit                                                  (1,066,508)
                                                                    -----------
     Total stockholders' deficit                                     (1,065,508)
                                                                    -----------
       Total liabilities and stockholders' deficit                  $   161,783
                                                                    ===========

The accompanying notes are an integral part of these financial statements.

VOCALSCAPE NETWORKS, INC.
(A WHOLLY-OWNED SUBSIDIARY OF VOCALSCAPE, INC.)
STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

(UNAUDITED)

                                                       9 MOS ENDED    9 MOS ENDED
                                                       September 30,  September 30,
                                                           2005           2004
Sales                                                    $   100,241    $    20,330
Cost of sales                                                     --             --
                                                         -----------    -----------
  Gross profit                                               100,241         20,330
                                                         -----------    -----------

Bad debt                                                      60,154             --
Selling, general and administrative expense                  534,229         76,836

                                                         -----------    -----------
Loss from operations                                        (494,142)       (56,506)
                                                         -----------    -----------

Other income (expense):
  Interest income                                                  1             --
  Foreign currency transaction loss                             (328)            --
  Interest expense                                           (38,377)            --
                                                         -----------    -----------
                                                             (38,704)            --
                                                         -----------    -----------
Net loss before income taxes                                (532,846)       (56,506)
Provision for income taxes                                        --             --
                                                         -----------    -----------
Net loss                                                 $  (532,846)   $   (56,506)
                                                         ===========    ===========

Net loss per share, basic and diluted                    $     (0.47)   $     (0.05)
                                                         ===========    ===========

Weighted average shares outstanding, basic and diluted     1,138,889      1,138,889
                                                         ===========    ===========

The accompanying notes are an integral part of these financial statements.

VOCALSCAPE NETWORKS, INC.
(A WHOLLY-OWNED SUBSIDIARY OF VOCALSCAPE, INC.)
STATEMENT OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2005

(UNAUDITED)

                                                                  9 MOS ENDED
                                                                  SEPTEMBER 30,
                                                                      2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                          $(532,846)
Adjustments to reconcile net loss to net cash used by
 operating activities:
    Depreciation and amortization                                     2,722
    Common stock issued for services                                     --
    Changes in operating assets and liabilities, net of effects of acquisitions:
        Accounts receivable                                              --
        Prepaid expenses                                             (3,641)
        Other assets                                                     --
        Accounts payable                                             52,898
        Accrued expenses                                             20,287
                                                                  ---------
          Net cash used by operations                              (460,580)
                                                                  ---------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Purchase of property and equipment                                (29,388)
                                                                  ---------
          Net cash used by investing activities                     (29,388)
                                                                  ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Loan proceeds                                                     489,582
  Advances from Vocalscape, Inc.                                     84,917
  Repayment of notes payable                                        (18,464)
                                                                  ---------
          Net cash provided by financing activities                 556,035
                                                                  ---------
Net increase in cash and cash equivalents                            66,067
Cash and cash equivalents, beginning of year                         55,274
                                                                  ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD                          $ 121,341
                                                                  =========


The accompanying notes are an integral part of these financial statements.

                            VOCALSCAPE NETWORKS, INC.
                NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2005

NOTE 1 BASIS OF PRESENTATION AND RECENT ACCOUNTING PRONOUNCEMENTS

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operations, and should be read in conjunction with the financial statements included in the Company's Current Report Form 8-K/A for the years ended December 31, 2004 and 2003.

It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

The financial statements include the accounts of Vocalscape Networks, Inc. a wholly owned subsidiary of Vocalscape, Inc. until October 2005. For 2004 and prior, the Company had been presented as a development stage company. In 2005 the Company is no longer considered to be in the development stage.

NOTE 2 NEWLY ISSUED PROMISSORY NOTES

Seven Notes payable to 6 unrelated parties consist of the following:


           Notes payable to  unrelated parties; due on demand;
           unsecured; with interest at prime plus 3%
           (9.50 % at September 30, 2005)                         400,000
                                                                 --------
           Total Notes Payable                                   $400,000
                                                                 ========

NOTE 3 GOING CONCERN

Going Concern - The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company had nominal revenues through September 20, 2005, advances from its former parent, Vocalscape Inc., through September 30, 2005 of $265,617, net loss through September 30, 2005 of $532,846, net cash used in operations through September 30, 2005 of $460,580, and working capital deficit of $ 1,038,887, accumulated deficit of $$ 1,066,508 and stockholders' deficit of $1,065,508 at September 30, 2005.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties.

In order to execute its business plan, the Company will need to raise additional working capital and generate revenues. There can be no assurance that the Company will be able to obtain the necessary working capital or generate revenues to execute its business plan. The Company generated revenues from new customer license agreements in 2006, entered into additional Promissory Notes in 2006 and is seeking additional capital. Management believes the revenues combined with the above capital raise and plan to raise additional capital will provide the Company the ability to continue as a going concern.

                            VOCALSCAPE NETWORKS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 (A WHOLLY OWNED SUBSIDIARY OF VOCALSCAPE, INC.)
                              FINANCIAL STATEMENTS
                       YEAR ENDED DECEMBER 31, 2004, FROM
                          FEBRUARY 5, 2003 (INCEPTION)
                          TO DECEMBER 31, 2003 AND FROM
                          FEBRUARY 5, 2003 (INCEPTION)
                                       TO
                                DECEMBER 31, 2004

                            VOCALSCAPE NETWORKS, INC.


                          Index to Financial Statements


                                                                        Page(s)
                                                                        -------

   Report of Independent Registered Public Accounting Firm                 1

   Balance Sheet                                                           2

   Statements of Operations                                                3

   Statements of Changes in Stockholders' Deficit                          4

   Statements of Cash Flows                                                5

   Notes to Financial Statements                                         6 - 17

             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------


To the Board of Directors and Shareholders of:
   Vocalscape Networks, Inc.

We have audited the accompanying balance sheet of Vocalscape Networks, Inc. (A Wholly Owned Subsidiary of Vocalscape, Inc.) as of December 31, 2004 and the related statements of operations, changes in stockholders' deficit, and cash flows for the year then ended, from February 5, 2003 (inception) to December 31, 2003 and from February 5, 2003 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vocalscape Networks, Inc. (A Wholly Owned Subsidiary of Vocalscape, Inc.) as of December 31, 2004 and the results of its operations and its cash flows for the year ended December 31, 2004, from February 5, 2003 (inception) to December 31, 2003, and from February 5, 2003 (inception) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's nominal revenues, advances from its parent through December 31, 2004 of $180,170, net loss in 2004 of $516,762, net cash used in operations in 2004 of $496,360, and working capital deficit of $479,376, deficit accumulated during development stage of $533,662 and stockholders' deficit of $532,662 at December 31, 2004 raise substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 31, 2006

VOCALSCAPE NETWORKS, INC.
(A DEVELOPMENT STAGE COMPANY)
(A WHOLLY OWNED SUBSIDIARY OF VOCALSCAPE, INC.)
BALANCE SHEET
DECEMBER 31, 2004


ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                             $  55,274
                                                                      ---------
     Total current assets                                                55,274
Property and equipment, net                                               1,266
Software                                                                  8,870
                                                                      ---------
       Total assets                                                   $  65,410
                                                                      =========

LIABILITIES AND STOCKHOLDER'S DEFICIT
CURRENT LIABILITIES:
Notes payable                                                         $ 200,000
Notes payable, related parties                                           92,532
Loan payable due for software purchase, current portion                  33,236
Accounts payable                                                         19,083
Accrued interest                                                          9,099
Due to parent                                                           180,700
                                                                      ---------
     Total current liabilities                                          534,650
                                                                      ---------

LONG TERM LIABILITIES:
Loan payable due for software purchase, net of discount                  63,422
                                                                      ---------


     Total liabilities                                                  598,072
                                                                      ---------

Commitments and contingencies (Note 11)

STOCKHOLDERS' DEFICIT
Preferred stock, $0.001 par value, 25,000,000 authorized,
     Series A, voting convertible preferred stock, 100,000
    shares authorized, none issued and outstanding
    (liquidation vaule $0.50 per shares)                                     --
Common stock, $0.001 par value, 100,000,000 authorized,
     1,138,889 issued and outstanding                                     1,139
Additional paid in capital                                                 (139)
Deficit accumulated during development stage                           (533,662)
                                                                      ---------
     Total stockholders' deficit                                       (532,662)
                                                                      ---------
       Total liabilities and stockholder's deficit                    $  65,410
                                                                      =========

   The accompanying notes are an integral part of these financial statements.

VOCALSCAPE NETWORKS, INC.
(A DEVELOPMENT STAGE COMPANY)
(A WHOLLY OWNED SUBSIDIARY OF VOCALSCAPE, INC.)
STATEMENTS OF OPERATIONS

                                                           FEBRUARY 5, 2003   FEBRUARY 5, 2003
                                              YEAR ENDED      (INCEPTION)         (INCEPTION)
                                             December 31,   to December 31,    to December 31,
                                                 2004           2003               2004
Sales                                        $    25,188      $        --      $    25,188
                                             -----------      -----------      -----------

Costs and expenses:
  Research and development cost                   53,569               --           53,569
  Bad debt on advances                           135,704               --          135,704
  Impairment of software                         136,538               --          136,538
  Compensation                                    69,401               --           69,401
  General and administration                     130,941           16,900          147,841
                                             -----------      -----------      -----------
                                                 526,153           16,900          543,053
                                             -----------      -----------      -----------
Other income (expense)
  Interest expense                               (15,078)              --          (15,078)
  Foreign currency transaction loss, net            (719)              --             (719)
                                             -----------      -----------      -----------
     Total other income (expense)                (15,797)              --          (15,797)
                                             -----------      -----------      -----------

Net loss                                     $  (516,762)     $   (16,900)     $  (533,662)
                                             ===========      ===========      ===========

Net loss per share - basic and diluted       $     (0.45)     $     (0.01)     $     (0.47)
                                             ===========      ===========      ===========

Weighted average shares outstanding
  during the period                            1,138,889        1,138,889        1,138,889
                                             ===========      ===========      ===========

   The accompanying notes are an integral part of these financial statements.

VOCALSCAPE NETWORKS, INC.
(A DEVELOPMENT STAGE COMPANY)
(A WHOLLY OWNED SUBSIDIARY OF VOCALSCAPE, INC.)
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2004 AND FROM FEBRUARY 5, 2003 (INCEPTION) TO DECEMBER 31, 2003

                                                                                                           DEFICIT
                                                                                                         ACCUMULATED
                                                                                           ADDITIONAL       DURING
                                      Preferred Stock              Common Stock             PAID-IN      DEVELOPMENT
                                   Shares        Amount        Shares        AMOUNT         CAPITAL          STAGE         TOTAL

                                 ----------    ----------    ----------     ----------     ----------     ----------     ----------
Organization, February 5,
    2003 - issue common stock            --    $       --     1,138,889     $    1,139     $   (1,139)    $       --     $       --

Shares contributed back to
  company                                --            --    (1,138,889)        (1,139)         1,139             --             --

Net loss                                 --            --            --             --             --        (16,900)       (16,900)
                                 ----------    ----------    ----------     ----------     ----------     ----------     ----------

BALANCE DECEMBER 31, 2003                --            --            --             --             --        (16,900)       (16,900)

Shares issued to founders for            --            --     1,138,889          1,139           (139)            --          1,000
  services

Net loss                                 --            --            --             --             --       (516,762)      (516,762)
                                 ----------    ----------    ----------     ----------     ----------     ----------     ----------

BALANCE DECEMBER 31, 2004                --    $       --     1,138,889     $    1,139     $     (139)    $ (533,662)    $ (532,662)
                                 ==========    ==========    ==========     ==========     ==========     ==========     ==========


 The accompanying notes are an integral part of these financial statements.

VOCALSCAPE NETWORKS, INC.
(A Development Stage Company)
(A Wholly Owned Subsidiary of Vocalscape, Inc.)
Statements of Cash Flows

                                                                      FEBRUARY 5, 2003  FEBRUARY 5, 2003
                                                         YEAR ENDED      (INCEPTION)      (INCEPTION)
                                                       December 31,    to December 31,  to December 31,
                                                          2004              2003            2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                 $(516,762)      $ (16,900)      $(533,662)
Adjustments to reconcile net loss to net cash
 used by operating activities:
     Depreciation                                               90              --              90
     Stock based compensation                                1,000              --           1,000
     Stoftware development costs                            (8,870)             --          (8,870)
     Changes in other assets and liabilities:
        Accounts payable                                    19,083              --          19,083
        Accrued expenses                                     9,099              --           9,099
                                                         ---------       ---------       ---------
          Net cash used in operations                     (496,360)        (16,900)       (513,260)
                                                         ---------       ---------       ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment                     (1,356)             --          (1,356)
                                                         ---------       ---------       ---------
          Net cash used in investing activities             (1,356)             --          (1,356)
                                                         ---------       ---------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Loan proceeds from Parent                                180,700              --         180,700
  Repayment of notes payable                               (19,880)             --         (19,880)
  Loan proceeds                                            392,170          16,900         409,070
                                                         ---------       ---------       ---------
          Net cash provided by financing activities        552,990          16,900         569,890
                                                         ---------       ---------       ---------
Net increase in cash and cash equivalents                   55,274              --          55,274
Cash and cash equivalents, beginning of period                  --              --              --
                                                         ---------       ---------       ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD                 $  55,274       $      --       $  55,274
                                                         =========       =========       =========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the period for:
  Interest                                               $      --       $      --       $      --
  Income taxes                                           $      --       $      --       $      --


   The accompanying notes are an integral part of these financial statements.

VOCALSCAPE NETWORKS, INC.
(A DEVELOPMENT STAGE COMPANY)
(A WHOLLY OWNED SUBSIDIARY OF VOCALSCAPE, INC.)
NOTES TO FINANCIAL STATEMENTS


      1. NATURE OF BUSINESS, BASIS OF PRESENTATION AND GOING CONCERN

      a. NATURE OF BUSINESS AND CURRENT OPERATIONS - Vocalscape Networks, Inc. (the "Company" or "VNI") is a developer of Voice over Internet Protocol (VoIP) telephony solutions. VNI provides VoIP telephony solutions and communications software for Internet Service Providers
            (ISPs), Internet Telephony Service Providers (ITSPs) and Telecommunications companies worldwide. VNI develops VoIP and interactive communications software, including Soft phone applications, Customer Acquisition and Billing Systems, SIP Servers, Gatekeepers and Virtual Calling Cards. VNI's strategy is to focus on VoIP software and Long Distance termination solutions that bring together a full range of communications solutions and services thereby providing a turn-key VoIP infrastructure for ISP's, ITSP's and Telecommunications companies.

      b. ORGANIZATION - VNI is a Nevada corporation, which was incorporated on February 5, 2003.

            Vocalscape, Inc. ("VSI") acquired 100% of VNI on April 9, 2004. In October 2005 VNI consummated a recapitalization transaction (See
            Note 13).

      c. BASIS OF PRESENTATION - The financial statements include the accounts of VNI a wholly owned subsidiary of VSI until October 2005 (see Note 13). Activities during the development stage include development of a business plan, development of the computer software for lease or licensing, establishment of a website, determining the market, and raising capital.

      D. GOING CONCERN - The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company had nominal revenues in 2004, net loss in 2004 of $516,762, net cash used in operations in 2004 of $496,360, advances from its parent through December 31, 2004 of $180,170, and working capital deficit of $479,376, deficit accumulated during development stage of $533,662 and stockholders' deficit of $532,662 at December 31, 2004.

            These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties.

            In order to execute its business plan, the Company will need to raise additional working capital and generate revenues. There can be no assurance that the Company will be able to obtain the necessary working capital or generate revenues to execute its business plan. During 2005, the company generated revenues from new customer license agreements and received capital from its parent and entered into additional Promissory Notes (see Note 13). Management believes the revenues combined with the above capital raise will provide the Company the ability to continue as a going concern.

      2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

      CASH AND CASH EQUIVALENTS - The Company classifies as cash equivalents any investments which can be readily converted to cash and have an original maturity of less than three months. At times cash and cash equivalent balances at a limited number of banks and financial institutions may exceed insurable amounts. The Company believes it mitigates its risks by depositing cash or investing in cash equivalents in major financial institutions.

      FAIR VALUE OF FINANCIAL INSTRUMENTS - The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

      o Cash and cash equivalents: The carrying amount reported in the balance sheet for cash approximates its fair value.
      o Accounts payable: Due to their short-term nature, the carrying amounts reported in the balance sheet for accounts payable approximate their fair value.
      o Notes payable: The carrying amount of the Company's notes payable approximate their fair value.

      PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost, net of accumulated depreciation. Depreciation is calculated by using the straight-line method over the estimated useful lives of the assets, which is five to seven years for all categories except for internal use computer software, which is depreciated over three years. Leasehold improvements are amortized over the life of the lease if it is shorter than the estimated useful life. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of property and equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded in operations.

      IMPAIRMENT OF LONG-LIVED ASSETS - The Company evaluates its long-lived assets and intangible assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

      SOFTWARE DEVELOPMENT COSTS - Costs incurred in connection with the development of software products are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed." Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. Software development costs are capitalized after a product is determined to be technologically feasible and is in the process of being developed for market. Amortization of capitalized software development costs begins upon initial product shipment. Capitalized software development costs are amortized over the estimated life of the related product (generally thirty-six months), using the straight-line method. The Company evaluates its software assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of software assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such software assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the software asset.

      No software development costs were amortized during the years ended December 31, 2004 and 2003 as the product was not considered to be generally released until 2005. The sales recorded during 2004 occurred prior to the general release.

      INTANGIBLE ASSETS - The Company records goodwill and intangible assets arising from business combinations in accordance with SFAS No. 141 "Business Combinations" ("SFAS 141") which requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS 141 also specifies the criteria applicable to intangible assets acquired in a purchase method business combination to be recognized and reported apart from goodwill.


      The Company accounts for goodwill and intangible assets in accordance with SFAS 142. In accordance with SFAS 142, the Company does not amortize goodwill. SFAS 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested at least annually for impairment. SFAS 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and be reviewed for impairment.

      REVENUE RECOGNITION - The Company is engaged as a seller of VoIP telephony solutions. The Company generally recognizes revenue in accordance Securities and Exchange Commission Staff Accounting Bulletin 104, "Revenue Recognition" when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectibility is probable. Specifically, the Company recognizes software revenue in accordance with Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended by SOP 98-4, "Deferral of the Effective Date of a Provision of SOP 97-2," and SOP 98-9, "Modification of SOP 97-2 With Respect to Certain Transactions" and EITF 00-21 "Revenue Arrangements with Multiple Deliverables".

      The Company sells bundled solutions which may consist of the software, configuration services, support services, customization and future upgrades. The Company defers recognition of the software sales until configuration is completed as they are considered one unit of accounting. Support services are considered a separate unit of accounting and such fees are recognized as services are provided. Future upgrades or enhancements and customizations are considered seperate units of accounting and related fees are recognized as those upgrades or enhancements are provided.

      STOCK BASED COMPENSATION - As permitted by Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," which amended SFAS 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and related interpretations including "Financial Accounting Standards Board Interpretations No. 44, "Accounting for Certain Transactions Involving Stock Compensation," an interpretation of APB No.
      25. At December 31, 2004, the Company has not formed a Stock Option Plan and has not issued any options.

      FOREIGN CURRENCY TRANSACTIONS - The Company's corporate offices are located in New York in the United States and its operating offices are located in Canada. Although the Company's accounts are maintained in U.S. dollars, the Company does maintain one Canadian dollar bank account and engages in various transactions resulting in deposits and disbursements to and from that bank account.

      Revenue and expense items transacted in Canadian dollars are translated using the average rate of exchange prevailing during the period. Gains and losses resulting from foreign currency transactions are recognized in operations of the period incurred.

      INCOME TAXES - The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

      USE OF ESTIMATES IN FINANCIAL STATEMENTS - The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in 2004 include the impairment of the software asset, valuation allowance on deferred tax assets and imputed interest on payable for software purchase.

      NET EARNINGS (LOSS) PER SHARE - Basic earnings (loss) per common share is based on the weighted-average number of all common shares outstanding. The computation of diluted earnings (loss) per share does not assume the conversion, exercise or contingent issuance of securities that would have an anti-dilutive effect on earnings (loss) per share.

      At December 31, 2004 and 2003, there were no common stock equivalents outstanding that could dilute future earnings per share.

      RECENTLY ISSUED ACCOUNTING STANDARDS - The following is a summary of recent authoritative pronouncements that affect accounting, reporting, and disclosure of financial information by the Company.

      In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 153, "Exchanges of Non-monetary Assets," (SFAS 153) an amendment of APB Opinion No. 29, "Accounting for Non-monetary Transactions" (APB
      29). The amendments made by SFAS 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have commercial substance. Previously, APB 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. APB 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The FASB believed that exception required that some non-monetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the FASB believes SFAS 153 produces financial reporting that more faithfully represents the economics of the transactions. SFAS 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS 153 shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

      In December 2004, the FASB issued SFAS 123 (revised 2004), "Share-Based Payment" (SFAS 123(R)). Among other things, SFAS 123(R) requires expensing the fair value of stock options, previously optional accounting. For transition, upon adoption on January 1, 2006, SFAS 123(R) would require expensing any unvested options and will also require us to change the classification of certain tax benefits from option deductions to financing rather than operating cash flows. As of December 31, 2004, the Company did not have any unvested options, which would require adjustment upon adoption of SFAS 123(R). Adoption should have the same impact as the pro forma disclosure included under stock option plans above.

      Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

      3. PROPERTY AND EQUIPMENT

      Property and equipment at December 31, 2004, consists of the following :

                  Office equipment                        $          1,356
                  Accumulated depreciation                             (90)
                                                          ----------------
                       Property and equipment, net        $          1,266
                                                          ================

      Depreciation during 2004 and 2003 was $90 and $0, respectively.

      4. SOFTWARE

         Capitalized software cost consists of the following at December 31, 2004:

                  Cost                                    $       8,870
                  Accumulated amortization                          --
                                                          ------------
                           Software, net                  $       8,870
                                                          =============

      During January 2004 the Company capitalized $136,538 relating to a suite of software products purchased by a related party and assigned to the Company with the related liabilities (see Notes 6 and 8). The related liabilities due to the seller are collateralized by the purchased software. These products had already reached the point of technological feasibility prior to the Company's purchase and needed some modifications by the Company to bring the product to market. Accordingly, no amortization had been charged to operations as of December 31, 2004. Due to the lack of available resources during 2004 and subsequent, the Company did not allocate the resources to this project and instead allocated resources to other software projects being developed internally. Accordingly, since the Company cannot reliably project any positive cash flows from this asset, the Company has recorded an impairment loss of $136,538 at December 31, 2004. During December 2004, the Company recorded $8,870 of software costs for certain VoIP products, which it had been developing internally and had reached technological feasibility. During the years ended December 31, 2004 and 2003, the Company had no amortization expense. Amortization will begin upon general release of the software product in 2005.

      Research and development costs incurred and charged to operations for computer software development was $53,569 and $0 in 2004 and 2003, respectively.

      5. NOTES PAYABLE AND NOTES PAYABLE RELATED PARTIES

      Notes payable to related and unrelated parties consists of the following at December 31, 2004:

      Note payable to the related party principal shareholder and officer of the Parent and to companies owned or controlled by him; due on demand; unsecured; with interest at prime plus 2% to 3% (7% to 8% at December 31, 2004) $ 92,532

      Notes payable to two individuals; due on demand; unsecured; with interest at prime plus 3% (8% at December 31, 2004)

                                                                         200,000
                                                                      ----------

         Total Notes Payable                                          $  292,532
                                                                      ==========

      The weighted average interest rate on short term outstanding as of December 31, 2004 was 7.85%

      6. LOAN PAYABLE FOR SOFTWARE PURCHASE

      As discussed in Notes 4 and 8, a liability was recorded relating to a software purchase. The software purchase price was $200,000 Canadian dollars ("CA$") payable with CA$26,096 down payment and CA$10,842 payable per quarter commencing May 1, 2004 and on August 1, November 1, February 1 and May 1 in each year thereafter until the purchase price is paid in full. In accordance with APB 21 "Interest on Receivables and Payables," the Company imputed interest at 6% or CA$21,845 on this loan payable. This resulted in an initial loan payable balance translated to US dollars of $136,538, net of discount of $16,742, an initial payment made of $20,000 (recorded as a note payable to the related party assignor of the purchase agreement) and quarterly payments of approximately $8,309 as adjusted for foreign currency transaction gains or losses.

      The loan payable balance at December 31, 2004 was as follows:

      Loan payable                    $ 108,352
      Debt discount                     (11,694)
                                      ---------

      Loan payable, net of discount   $  96,658
      Less: current portion             (33,236)
                                      ---------
      Loan payable, long term         $  63,422
                                      =========

      Amortization of debt discount recorded as interest expense was $5,048 in 2004. This loan payable is collateralized by the software asset.

      7. STOCKHOLDERS' EQUITY (DEFICIT)

      RECAPITALIZATION - In October 2005, the Company was acquired by Dtomi, Inc., a public shell, in a transaction accounted for as a recapitalization of the Company. All authorized, issued and outstanding share and per share data in the accompanying financial statements has been retroactively adjusted to reflect the recapitalization. (See Note 13)

      PREFERRED STOCK - The Company has authorized 25,000,000 shares of preferred stock. The Board of Directors at its discretion may determine the rights and preferences of the preferred stock.

      COMMON STOCK - Upon inception in 2003, 1,138,889 common shares were granted to an initial founder for no consideration. These shares were then contributed back to the Company upon his resignation. In April 2004, the Company issued 1,138,889 shares of common stock to two other founders for services valued at $1,000. These shares were then acquired by the parent in April 2004.

      8. RELATED PARTY TRANSACTIONS

      In January 2004, a related party who is controlled by our Chairman/CEO and principal shareholder of the parent assigned a software purchase contract to the Company. The Company recorded software of $136,538 (see Note 4) and a loan liability of $136,538 (see Note 6). The loan liability was due to the software seller of $108,229 and notes payable to the related party of $28,309 for payments previously made against the software purchase price.

      Notes payable to the above-related party were $92,532 at December 31, 2004.

      During 2003, the Company paid $8,000 in rent to a related party company controlled by the Company's Chairman and CEO.

      Due to parent represents open, non-interest bearing advances, which are due on demand. The average balance outstanding during 2004 was $47,109.

      For purposes of these standalone subsidiary financial statements, during 2004 and 2003 the Company has recorded allocated expenses which were paid by the parent using specific identification method. Management believes the allocation is reasonable.

      9. INCOME TAXES

      The Company files separate tax returns for the parent and its Canadian operations. There was no income tax expense for the years ended December 31, 2004 and 2003, due to the Company's net losses or utilization of net operating loss carry forwards.

      The blended Canadian Federal and Provincial Corporate tax rate of 41.5% applies to loss before taxes of the Canadian subsidiary. The Company's tax expense differs from the "expected" tax expense for Federal income tax purposes for the years ended December 31, 2004 and 2003, (computed by applying the United States Federal Corporate tax rate of 34% to loss before taxes), as follows:

                                                        Years Ended December 31,
                                                             2004        2003
                                                         ---------    ---------
      Computed "expected" tax benefit                    $(175,700)   $  (5,746)
      Non-deductible stock based expense                       340           --
      Foreign income tax rate differences                  (27,021)        (976)
      Other non-deductible items                             5,154          675
      Change in deferred tax asset valuation allowance     197,227        6,047
                                                         ---------    ---------
                                                         $      --    $      --
                                                         =========    =========

      The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2004 are as follows:

      Deferred tax assets:
      United States net operating loss carryforward   $  51,557
      Canadian net operating loss carryforward          151,717
                                                      ---------
      Total gross deferred tax assets                   203,274
      Less valuation allowance                         (203,274)
                                                      ---------
      Net deferred tax assets                         $      --
                                                      =========

      The valuation allowance at December 31, 2003 was $6,047. The net change in valuation allowance during the year ended December 31, 2004 was an increase of approximately $197,227. The Company's Canadian operations has net operating losses of approximately $365,583 at December 31, 2004 available to offset the subsidiaries' net income through 2012 under Canadian Federal and Provincial tax laws and the United States operations has a net operating loss carryforward of approximately $151,637 available to offset the parent's net income through 2024.

      The utilization of the net operating loss carryforwards is dependent upon the ability to generate sufficient taxable income during the carryforward period. In addition, utilization of these carryforwards may be limited due to ownership changes as defined in the Internal Revenue Code.


      10. BAD DEBT ON ADVANCES

      The parent acquired another company (the "acquiree") in September 2004. Between the date of acquisition and December 31, 2004, the Company made advances to the acquiree in the amount of $135,704.

      In March 2005, the parent entered into a lawsuit with the former owners and current management of the acquiree. The parent is currently working on a settlement with these individuals, although they have been unable to reach any agreement.

      Management has assessed that it is unlikely that VNI will be able to recover any of the advances they made to the acquiree. Accordingly, the Company has fully reserved the advances at December 31, 2004.

      11. COMMITMENTS AND CONTINGENCIES

      The Company is a party to a five-year office lease agreement covering 2,238 square feet, which will commence July 1, 2005, for the office in Vancouver, British Columbia. The lease provides for 22 monthly payments of $2,238 Canadian dollars ("CDN") (approximately $1,850 U.S. dollars) with two free months during the first 24 months of the agreement; 24 monthly payments of $2,331 CDN (approximately $1,930 U.S. dollars) during the third and fourth years of the agreement; and 12 monthly payments of $2,425 CDN (approximately $2,000 U.S. dollars) during the final year of the agreement. In addition, the agreement provides for a monthly common area maintenance charge of $1,585 CDN (approximately $1,315 U.S. dollars).

      The Company is a party to a second office lease agreement, with a two-year term, covering 1,435 square feet, which will commence March 1, 2005, for the office in White Plains, New York. The agreement calls for monthly rental of $2,350.

      The Company enters into sales agent and distributor agreements to sell its products. These agreements are primarily commission based. There were no commissions payable as of December 31, 2004.

      12.CONCENTRATIONS

      REVENUES - During 2004, 81% of revenues was from one customer.

      13. SUBSEQUENT EVENT

      RECAPITALIZATION - On October 28, 2005, VSI and Dtomi, Inc. ("Dtomi") announced that on October 4, 2005, Dtomi and VNI effected a merger pursuant to that certain Agreement and Plan of Reorganization (the "Agreement") by and between Dtomi and VSI dated August 25, 2005. Effective October 4, 2005, the date that Articles of Merger effecting the merger were filed with the Nevada Secretary of State, VNI became a wholly owned subsidiary of Dtomi. Pursuant to the Agreement, Dtomi shall issue shares of its preferred stock, convertible into shares of common stock and with voting rights equal to 82% (1,138,889 common shares) of the voting power of the stockholders of Dtomi, to VSI in exchange for VNI merging into a wholly owned subsidiary of Dtomi. The business of VNI will now become the primary business of Dtomi. Subsequent to the recapitalization, Dtomi changed its name to Vocalscape Networks, Inc. and the subsidiary changed its name to Vocalscape Networks Operating Subsidiary, Inc. The accompanying financial statements reflect the financial condition, results of operations and cash flows of Vocalscape Networks Operating Subsidiary, Inc. prior to the recapitalization. However, all share and per share data in the accompanying financial statements has been retroactively adjusted for the effect of the recapitalization.

      Due to the change in control of Dtomi, the transaction was accounted for as a recapitalization of VNI.

      Accordingly, the financial statements of the Company just subsequent to the recapitalization consists of the balance sheets of both companies at historical cost, the historical operations of the Company, and the operations of Dtomi from the recapitalization date. The Company assumed approximately $2.3 million of liabilities and approximately $842,000 of deferred stock based costs and is deemed to have issued 250,129 common shares to the existing pre-recapitalization shareholders of Dtomi.

      CONSULTING AGREEMENT - In May 2005, the Company entered into a one-year consulting agreement for corporate advising services. The Company must pay $3,000 per month and a percentage of any investment capital raised by the consultant.

      DESIGNATION OF SERIES A CONVERTIBLE PREFERRED STOCK. - In December 2005 the Company designated 100,000 shares as Series A Convertible Preferred Stock ("Series A shares"). The Series A shares upon issuance and consideration received by the Company is convertible to common stock on a one-for-one basis at a minimum of 50 shares per conversion. The conversion rate is not adjustable except for standard anti-dilution reasons such as stock splits, reorganization or recapitalizations. Upon liquidation the Series A stockholders shall received $0.50 per share plus unpaid interest and dividends. The Series A has voting rights equal to 5,000 common shares.

      ISSUANCE OF SERIES A CONVERTIBLE PREFERRED STOCK - On January 18, 2006 the Company accepted a subscription from its CEO to purchase 20,000 Series A shares in exchange for a $5,000 portion of a promissory note due to the CEO. Such note was previously due to a controlled affiliate of the CEO and assigned to the CEO by that affiliate.

      FINANCING - During fiscal 2005 and through February 2006, the Company issued promissory notes for $427,500, interest bearing generally at prime plus 3% which are due on demand within in 90 days from the demand date. The related party portion was $27,500 from the wife of a director, bears interest at 10% and due March 31, 2006. The proceeds from the loans were $425,000 with $2,500 of the related party loan being a loan fee payable.

      SHARE EXCHANGE AGREEMENT - In February 2006, the Company executed a Share Exchange Agreement to acquire Azatel Communications, Inc. in exchange for 200,000 common shares of the Company.

      In March 2006, the Company issued a convertible promissory note for $150,000 with interest payable at maturity at 10.5% per annum. The note matures and is due March 3, 2008. The note is convertible to common stock at a fixed price of $.118 per share which equates to 1,271,186 common shares. Management has determined that this note qualifies as conventional convertible debt pursuant to SFAS 133 and EITF 00-19 and accordingly the embedded conversion option is not a derivative. Accordingly the convertible promissory note and embedded conversion option will be presented as one combined liability instrument in the Company's balance sheet. The Company computed a beneficial conversion value of $150,000 based on the quoted stock price on the grant date of $.60 per share. The $150,000 will be recorded as a debt discount and credit to additional paid-in capital. The debt discount will be amortized to interest expense over the note term of two years. The note is guaranteed by a new acquired subsidiary, Azatel Communications Inc. (the "Subsidiary") with the note holder holding a first security interest in substantially all asset of the Subsidiary and the Company has guaranteed the conversion.

      During February 2006 the Company authorized 1,550,000 common shares to be issued for services. The shares will be valued at the quoted market prices on the respective measurements dates and the resulting expense will be recognized over the service periods.